UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 3, 2008

ROYAL GOLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13357	84-0835164
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO	80202-1132
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 303-573-1660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On April 3, 2008, Royal Gold entered into a letter of intent to acquire two royalties from MinEx Projects Pty Ltd (“MinEx”) on the Limpopo platinum project in South Africa for $19.25 million. The first royalty is a fixed 0.704% net smelter return (“NSR”) royalty on the producing Messina lease area and the second royalty is a 1.5% NSR on the non-producing Dwaalkop lease area, both of which are located within the Limpopo project area approximately 120 miles north of Johannesburg, South Africa. The transaction is subject to definitive documentation, completion of due diligence, and board approval, and acquisition of the Dwaalkop royalty is subject to a right of first refusal. The letter of intent is binding and governed by the laws of the Republic of South Africa.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc. (Registrant) By: /s/ Karen Gross Name: Karen Gross Title: Vice President & Corporate Secretary

Dated: April 9, 2008